                                                                   Exhibit 1(ii)
                          GEORGIA-PACIFIC CORPORATION
                              (the "Corporation")

                                TERMS AGREEMENT


                                        June 5, 1995

Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, Georgia  30303 - 5605

Attention:     John F. McGovern
               Senior Vice President - Finance
               and Chief Financial Officer
Dear Sirs:

               We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Corporation's registration statement on Form S-3 (No. 33-65208) (the "Underwriting Agreement"), the following securities (the "Securities") on the following terms:

               Title:  7.70% Debentures Due June 15, 2015.

               Principal Amount:  $250,000,000.

               Interest: 7.70% per annum, from June 9, 1995, payable semiannually in arrears on June 15 and December 15, commencing December 15, 1995, to holders of record on the preceding June 1 or December 1, as the case may be.

               Maturity:  June 15, 2015.

               Optional Redemption:  None.

               Sinking Fund:  None.

               Delayed Delivery Contracts:  None.

               Purchase Price: 98.447% of principal amount, plus accrued interest from June 9, 1995, if any.

               Expected Reoffering Price: 99.322% of principal amount, plus accrued interest from June 9, 1995, if any.





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               Closing:  9:00 A.M. on June 9, 1995, at the offices of Sullivan
& Cromwell, 250 Park Avenue, New York, New York with payment to be made in immediately available funds.

               Names and Addresses of Underwriters:

               Goldman, Sachs & Co.
               85 Broad Street
               New York, New York 10004

               Dillon, Read & Co. Inc.
               535 Madison Avenue
               New York, New York 10022

               Morgan Stanley & Co. Incorporated
               1221 Avenue of the Americas
               New York, New York 10020

               Salomon Brothers Inc
               7 World Trade Center
               New York, New York 10048

               The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

               The provisions of the Underwriting Agreement are incorporated herein by reference.

               The legal opinion referred to in Section 5(f) of the Underwriting Agreement and Schedule III thereto shall be delivered by James F. Kelley, Senior Vice President - Law of the Corporation.

               The specified percentage of the principal amount of the Securities for the purposes of Section 10 of the Underwriting Agreement shall be 10%.

               The Securities will be made available for checking and packaging at the office of The Bank of New York at least 24 hours prior to the Closing Date.

               This Terms Agreement, including your acceptance hereof, may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.





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               Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                                         Very truly yours,


                                         /s/ Goldman, Sachs & Co.
                                         (Goldman, Sachs & Co.)

                                         DILLON, READ & CO. INC.



                                         By: /s/ A. Peter Foote
                                             ---------------------------
                                         Title: Senior Vice President
                                                ------------------------

                                         MORGAN STANLEY & CO.
                                         INCORPORATED



                                         By: /s/ Patrick J. McDonough
                                             ---------------------------
                                         Title: Principal
                                                ------------------------

                                         SALOMON BROTHERS INC



                                         By: /s/ Jenny A. Hourihan
                                             ---------------------------
                                         Title: Vice President
                                                ------------------------





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                                   SCHEDULE A



                                                                                Principal
               Underwriter                                                        Amount
               -----------                                                      ---------
               Goldman, Sachs & Co.                                            $ 62,500,000

               Dillon, Read & Co. Inc.                                           62,500,000

               Morgan Stanley & Co. Incorporated                                 62,500,000

               Salomon Brothers Inc                                              62,500,000
                                                                               ------------

        Total  . . .  . . . . . . . . . . . . . . . . . . . . . . . . .        $250,000,000
                                                                               ============





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To:            Goldman, Sachs & Co.
               85 Broad Street
               New York, New York 10004

               Dillon, Read & Co. Inc.
               535 Madison Avenue
               New York, New York 10022

               Morgan Stanley & Co. Incorporated
               1221 Avenue of the Americas
               New York, New York 10020

               Salomon Brothers Inc
               7 World Trade Center
               New York, New York 10048


               We accept the offer contained in your letter, dated June 5, 1995, relating to $250,000,000 principal amount of our 7.70% Debentures Due June 15, 2015. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-65208) (the "Underwriting Agreement") are true and correct and no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission.

Dated: June 5, 1995                     Very truly yours,

                                        GEORGIA-PACIFIC CORPORATION


                                        By: /s/ John F. McGovern
                                            --------------------
                                            John F. McGovern
                                            Senior Vice President - Finance
                                              and Chief Financial Officer